UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 17, 2019

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH 45202

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:

(513) 762-6690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Capital stock $1 par value	CHE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 16, 2019, Chemed Corporation (“Chemed”) issued a press release announcing that Roto-Rooter Services Company (“RRSC”), a wholly-owned indirect subsidiary of Chemed, completed its acquisition of substantially all of the assets of HSW RR, Inc., a Delaware corporation and certain related assets of its affiliates, pursuant to the terms of an Asset Purchase Agreement dated as of August 2, 2019 (the “Asset Purchase Agreement”).  Pursuant to the Asset Purchase Agreement, RRSC paid approximately $120 million in cash for the assets. Included in the assets are fourteen Roto-Rooter franchises mainly in the southwestern section of the United States, including Los Angeles, Dallas and Phoenix, as well as the assets of Western Drain Supply, Inc., a plumbing supply company.

A copy of the release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits

(99.1) Registrant’s press release dated September 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: September 17, 2019	By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Controller